UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d) (2))

☒	Definitive Information Statement

MYCOTOPIA THERAPIES INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF MYCOTOPIA THERAPIES INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

MYCOTOPIA THERAPIES INC.

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent of the holders of a majority of the voting power of the outstanding common stock of Mycotopia Therapies Inc., a Nevada corporation (the “Company”, “we”, “us”, or “our”) dated January 16, 2024 as amended on March 11, 2024, in lieu of a special meeting of the stockholders and in accordance with Nevada Revised Statutes §78.320:

A.To amend the Company’s Articles of Incorporation to change the Company’s name to AiBiotics Inc.

Stockholders of record at the close of business on January 12, 2024 (the “Record Date”), are entitled to receive a copy of this information statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the amendments described will be effected on or before the close of business on April 30, 2024.

The Information Statement is also available on the SEC’s EDGAR website at https://www.sec.gov/edgar/browse/?CIK=1763329. This website also includes copies of the Information Statement and the Annual Report \ for the year ended December 31, 2022. Stockholders may also request a copy of the Information Statement and the Company’s Annual Report by contacting our main office at (954) 233-3511.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By order of the Board of Directors of Mycotopia Therapies Inc.

March 15, 2024	By:	/s/ Ben Kaplan
Ben Kaplan
Chief Executive Officer, Chief Financial Officer

MYCOTOPIA THERAPIES INC.

100 SE 2nd St.

Suite 2000

Miami, FL 33131

INFORMATION STATEMENT

This Information Statement is being mailed on or about March 20, 2024, to the holders of record at the close of business on January 12, 2024 (the “Record Date”) of shares of the common stock of Mycotopia Therapies Inc., a Nevada corporation, in connection with actions taken by the holders of a majority of our outstanding common stock as follows:

A.To amend the Company’s Articles of Incorporation to change the Company’s name to AiBiotics Inc.

The action above was approved on January 16, 2024 and amended on March 11, 2024 by the holder of a majority of our issued and outstanding Common Stock, as of such date, by execution of a written consent in lieu of a special meeting of stockholders (the “Majority Stockholder Consent”), approving the above matters that had previously been approved by the Board of Directors of the Company on January 16, 2024, and recommended to be presented to the majority stockholders for their approval. That resolution was subsequently amended to only include the name change set forth above and rescind the approval of a reverse split of the Company’s common stock. The Majority Stockholder Consent was likewise amended to only approve the name change.

Under NRS 78.385 and NRS 78.390, and in accordance with the Bylaws of the Company, all activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than 50.1% of the holders of voting stock in lieu of a meeting of the stockholders. Because the shareholders are entitled to cast a vote representing more than 50.1% of the total issued and outstanding voting capital stock of the Company on the Record Date, no action by the minority stockholders in connection with the Action is required.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries, and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under Nevada Law are afforded to the Company’s stockholders as a result of the approval of the actions set forth above.

Vote Required

The number of votes cast in favor of the action described above had to exceed 50% of the issued and outstanding shares entitled to vote thereon. As of the date of the Majority Stockholder Consent, the Company had outstanding 14,896,791 shares of common stock. The majority stockholder voted more than 50.1% of our voting shares via the Majority Stockholder Consent, to approve the actions described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of the Record date through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders.

The following table sets forth certain information, as of December 31, 2023, respecting the beneficial ownership of our outstanding common stock by: (i) any holder of more than 5%; (ii) each of the Named Executive Officers (defined as any person who was principal executive officer during the preceding fiscal year and each other highest compensated executive officers earning more than $100,000 during the last fiscal year) and directors; and (iii) our directors and Named Executive Officers as a group, based on 14,896,791 shares of common stock outstanding:

Name of Person or Group(1)	Nature of Ownership	Amount	Percent

Principal Stockholders:
Ehave Inc.	Common stock	9,793,754	65.74%

Directors:

Ben Kaplan[2]	Common Stock	250,000	1.7%
Mark Croskery	Common Stock	16,912	<1%
All Executive Officers and Directors as a Group (1 persons):	Common Stock	266,912	1.8%

Mark D. Williams	Common stock	999,997	6.7%

(1) Address for Ehave and the Company’s officers and directors is 100 SE 2nd St., Suite 2000, Miami, FL 33131

(2) Ben Kaplan is the CEO of Ehave Inc. but disclaims any beneficial ownership to the shares of the Company held by Ehave.

EXECUTIVE COMPENSATION

The following table sets forth, for each of our last two completed fiscal years, the dollar value of all cash and noncash compensation earned by any person who was our principal executive officer and each of our three most highly compensated other executive officers or persons who were serving in such capacities during the preceding fiscal year (“Named Executive Officers”):

Name and Principal Position	Year Ended Dec. 31	Salary ($)	Bonus ($)	Stock Award(s) ($)	Option Awards ($)	Non Equity Incentive Plan Compen- sation	Change in Pension Value and Non-Qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Ben Kaplan	2022	$576,000	-	-	-	-	-	-	$576,000
	2021	-	-	-	-	-	-	-	-

Executive Employment Agreements

On November 17, 2021, Mycotopia entered into an Executive Consulting Agreement (the “Kaplan Agreement”) with Benjamin Kaplan (“Kaplan”) pursuant to which Kaplan was appointed as CEO of Mycotopia. The initial term of the Kaplan Agreement is thirty-six (36) months, and, subject to certain termination provisions, the Agreement will automatically renew for an additional twelve (12) month period. Mycotopia is obligated to pay Kaplan in the following manner under the Kaplan Agreement: (i) A consulting fee of $24,000 per month for services performed, for a total compensation of $288,000 payable for each twelve (12) month period, (ii) Bonus compensation milestones by offering Kaplan a Warrant to purchase that number of shares of common stock of the Company equal to 5% of the issued and outstanding common shares, on a fully diluted basis, (iii) A significant transaction stock grant whereby Kaplan shall be granted that number of shares of common stock or a new series of preferred shares of the Company, that is convertible into common stock of the Company equal to 5% of the value of all of the consideration, including any stock, cash, or debt, of such completed transaction. As of December 31, 2022, the Company has recorded $288,000 for cash compensation as accrued expense - related party in relation to the Kaplan Agreement. During the years ended December 31, 2022 and 2021, the Company recorded $436,417 and $2,317,861, respectively, as general and administrative expense, of which $148,417 and $2,029,861, respectively, was recorded as stock-based compensation in relation to the Warrants issued, in connection with the Kaplan Agreement.

Stock Options/SAR Grants

Other than pursuant to the Kaplan Agreement, we do not have any outstanding equity awards, pension plans, or other pension benefits, and there are no potential change-of-control payouts to any person.

Other than pursuant to the Kaplan Agreement, we do not provide any long-term incentives, any stock options or awards, or any kind of additional equity awards.

Director Compensation

Two members of our board of directors received compensation during the current fiscal year. The two board members received a total compensation of $100,000 and $60,000 per annum, paid in equal quarterly installments respectively. The payment can be made in either cash or shares of the Company’s common stock. In 2022 and 2021, the company incurred expenses of $160,000 and $160,000, respectively.

ACTION 1:

CHANGING THE COMPANY’S NAME TO “AIBIOTICS INC.”

On January 16, 2024, our Board of Directors and the holders of a majority of the voting power of our stockholders approved an amendment to our Articles of Incorporation to change the name of the Company to AiBiotics Inc. and to change the trading symbol of the Company.

The form of articles of amendment to be filed with the Secretary of State is set forth as Appendix A (subject to any changes required by applicable law) to this information statement.

The Company is changing its focus to reflect a its transition to using Artificial Intelligence ("AI") to transform great ideas and innovative solutions into disruptive products using advanced engineering and design techniques. The Board of Directors believes that it would benefit the Company if its name reflected that of its main business. The Company will also change its trading symbol to reflect the new name. The Company will submit the name and symbol change to the Financial Industry Regulatory Authority, Inc. (“FINRA), which process this type of corporate action. Once processed the Company’s name and trading symbol will change. You will not be required to exchange your share certificates or to take any other action as a result of the name and symbol change.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecasted in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors

March 15, 2024	/s/ Ben Kaplan
Ben Kaplan
Chief Executive Officer, Chief Financial Officer, and Director (Principal Executive Officer/Principal Financial Officer)

ANNEX A

Certificate of Amendment

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.Name of entity as on file with the Nevada Secretary of State:

Mycotopia Therapies Inc.

2.Type of Amendment Filing Being Completed:

Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 65.7%

3.The articles have been amended as follows: (provide article numbers, if available)

Article First of the Articles of Incorporation of the Corporation shall be amended by replacing it with the following:

“First.The name of the corporation is: AiBiotics Inc.”

Signature: (required)

Ben Kaplan, CEO